Exhibit 10.7

Date

Company
Address
City, State Zip

Attention: Name

Subject:	Non-Qualified Stock Option: Non-Employee, Non-Director Officer & ConsultantNon-Qualified Stock Option Plan (“Plan”)

        The Board of Directors (“Board”) of Applied Films Corporation (the “Company”) and the Compensation Committee grant to you (“Grantee”) a stock option (“Option”) pursuant to the Plan. A copy of the Plan is attached to this Agreement.

        Certain capitalized terms used in this Agreement which are not defined herein shall have the meanings ascribed to such terms in the Plan.

1.	Stock Option

        The Option entitles you to purchase up to    (number of shares)    shares of the Company’s common stock no par value (“Option Shares”), at an option price per share of $ (“Option Price”), subject to the terms and conditions of this Agreement and the Plan.

2.	Additional Terms

        The Option is also subject to the following provisions:

        a.        Exercisability. The Option may be exercised and Option Shares may be purchased at any time and from time to time after the execution of this Agreement and prior to its termination, subject to the vesting schedule set forth in Section 2(b) below, by delivering written notice to the Company as provided in Section 6(e) of the Plan. Option Shares acquired under this Agreement are hereinafter referred to as the “Exercise Shares.”

        b.        Vesting Schedule. The Option will be vested and exercisable with respect to the Option Shares on (100% one year from the grant date), if Grantee is then serving as the Secretary of the Board and consultant to the Company.

3.	Transferability of Option

        Except as provided in the Plan, this Option shall not be sold, assigned, pledged, or terminated in any manner and shall not be subject to execution, levy, attachment, or similar process. Any attempted sale, assignment, pledge, transfer, or other disposition of this Option contrary to the terms hereof, and any execution, levy, attachment, or similar process upon the Option, shall be null and void and without effect.

4.	Transferability of Exercise Shares

        No Exercise Shares may be transferred unless the Company is provided evidence that such transfer complies with applicable federal and state securities laws.

5.	Conformity with Plan

        This Option is intended to conform in all respects with and is subject to all applicable provisions of the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, Grantee acknowledges receipt of the Plan and agrees to be bound by all of the terms of the Plan.

6.	Expiration

        This Option shall expire on the tenth anniversary of the date hereof (the “Expiration Date”).

7.	Further Actions

        The parties agree to execute such further instruments and to take such further actions as may reasonably be required to carry out the intent of this Agreement.

8.	Notice

        Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the Untied States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at the address set forth in this Agreement or at such other address as such party may designate by ten days advance written notice to the other party.

9.	Successors and Assigns

        This Agreement shall be binding upon and inure to the benefit of the Company’s successors and assigns and, subject to the restrictions on transfer set forth in the Plan, be binding upon and inure to the benefit of Grantee’s heirs, personal representatives, successors, and permitted assigns.

10.	Governing Law

        This Agreement and all documents contemplated hereby, and all remedies in connection therewith and all questions or transactions relating thereto, shall be construed in accordance with and governed by the laws of the state of Colorado.

11.	Entire Agreement

        This Agreement constitutes the entire understanding between the Grantee and the Company with respect to the Option Shares and supersedes all other agreements, whether written or oral, with respect to such Shares.

* * *

        Please execute the extra copy of this Agreement in the space below and return it to the chief financial officer of the Company to confirm your understanding and acceptance of the agreements contained in this letter.

Very truly yours, APPLIED FILMS CORPORATION By: —————————————— Its —————————————— Address: 9586 I-25 Frontage Road Longmont, Colorado 80504

        The undersigned hereby acknowledges having read this Agreement, the Plan, and the other enclosures to this Agreement and agrees to be bound by all provisions set forth herein and in the Plan.

GRANTEE: —————————————— (Signature) —————————————— (Please print name)

Record of Exercise
Date	Number of Shares	Price Per Share	Shares Subject to Option After Exercise